(AMERIGAS PARTNERS LETTERHEAD)


Contact: 610-337-1000                           For Immediate Release:
         Robert W. Krick, ext. 3141             February 1, 2006
         Brenda A. Blake, ext. 3202

AMERIGAS PARTNERS REPORTS HIGHER FIRST QUARTER RESULTS, AFFIRMS GUIDANCE

VALLEY FORGE, Pa., February 1 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income of $55.0 million, or $0.87 per limited partner unit, for the fiscal quarter ended December 31, 2005, compared to adjusted net income of $37.2 million, or $0.67 per limited partner unit, for the same period last year, excluding the $7.1 million, or $0.10 per limited partner unit, gain on the sale of AmeriGas' 50% interest in a propane import terminal in the prior year's quarter. Net income for last year's first quarter including the gain was $44.3 million, or $0.77 per limited partner unit. Average diluted units outstanding were 4.2% higher for the recent quarter principally as a result of a common unit offering in September 2005.

The Partnership's earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $92.2 million for the first fiscal quarter of 2006 compared to adjusted EBITDA of $77.3 million a year ago, excluding the $9.1 million pre-tax gain on the sale of the terminal. EBITDA for the prior year quarter including the gain was $86.4 million. For the three months ended December 31, 2005, retail volumes sold declined modestly to 291.9 million gallons from 296.8 million gallons sold in the prior-year period. Weather was 4.1% warmer than normal during the recent quarter compared to weather that was 8.0% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "We are pleased to be reporting improved earnings for the quarter, especially considering the warmer than normal weather, and continuing issue of record high energy prices. Although weather was colder than last year, volumes sold to agricultural customers were down due to a weak grain drying season, and we continue to experience customer conservation due to higher propane prices. Higher energy prices also affected vehicle fuel expense and bad debt expense, which accounted for most of the year-on-year increase in expenses. We were able to offset the effects of the lower volumes and higher vehicle fuel and bad debt expense through operating expense control and effective margin management while maintaining competitive prices. While January was extraordinarily warm, assuming normal weather for the remainder of the fiscal year, we continue to expect adjusted EBITDA in the range of $255 million to $265 million, excluding the loss on early extinguishment of debt of approximately $16 million that we expect to incur in the second fiscal quarter resulting from the previously-announced refinancing of long term debt at lower interest rates."

                                     -MORE-

AMERIGAS PARTNERS REPORTS HIGHER FIRST QUARTER RESULTS, AFFIRMS GUIDANCE  PAGE 2


Revenues for the quarter were $630.2 million versus $556.2 million a year ago, principally reflecting higher propane product prices. Operating and administrative expenses rose modestly during the quarter mainly reflecting the impact of higher vehicle costs associated with increased fuel prices and lease expenses and higher bad debt expense partially offset by lower long term compensation expense.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from approximately 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.

AmeriGas Partners, L. P. will host its first quarter FY 2006 earnings conference call on Wednesday, February 1, 2006, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 4192011 (International replay 719-457-0820, passcode
4192011) through midnight Friday, February 3, 2006.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/1Q06FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

AP-05                               ###                                   2/1/06

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


                                                         Three Months Ended                     Twelve Months Ended
                                                            December 31,                           December 31,
                                                  --------------------------------       --------------------------------
                                                     2005                 2004(a)           2005                 2004(a)
                                                  -----------          -----------       -----------          -----------
Revenues:
      Propane                                     $   588,357          $   517,451       $ 1,890,565          $ 1,733,890
      Other                                            41,867               38,765           146,699              138,028
                                                  -----------          -----------       -----------          -----------
                                                      630,224              556,216         2,037,264            1,871,918
                                                  -----------          -----------       -----------          -----------

Costs and expenses:
      Cost of sales - propane                         391,974              335,309         1,218,473            1,068,489
      Cost of sales - other                            15,815               15,835            58,178               57,391
      Operating and administrative expenses           133,438              130,619           520,946              507,929
      Depreciation                                     16,951               17,922            67,137               75,053
      Amortization                                      1,302                1,396             5,423                5,222
      Other (income), net                              (3,921)             (12,549)          (17,153)             (21,011)
                                                  -----------          -----------       -----------          -----------
                                                      555,559              488,532         1,853,004            1,693,073
                                                  -----------          -----------       -----------          -----------
Operating income                                       74,665               67,684           184,260              178,845
Loss on extinguishment of debt                             --                   --           (33,602)                  --
Interest expense                                      (18,919)             (20,503)          (78,316)             (82,543)
                                                  -----------          -----------       -----------          -----------
Income before income taxes                             55,746               47,181            72,342               96,302
Income tax expense                                        (51)              (2,315)              750               (1,877)
Minority interests                                       (682)                (575)           (1,525)              (1,429)
                                                  -----------          -----------       -----------          -----------
Net  income                                       $    55,013          $    44,291       $    71,567          $    92,996
                                                  ===========          ===========       ===========          ===========

General partner's interest in net income (b)      $     5,536          $     2,493       $       716          $       930
                                                  ===========          ===========       ===========          ===========

Limited partners' interest in net income (b)      $    49,477          $    41,798       $    70,851          $    92,066
                                                  ===========          ===========       ===========          ===========


Net income per limited partner unit (b)

        Basic                                     $      0.87          $      0.77       $      1.28          $      1.72
                                                  ===========          ===========       ===========          ===========

        Diluted                                   $      0.87          $      0.77       $      1.28          $      1.71
                                                  ===========          ===========       ===========          ===========

Average limited partner units outstanding:

      Basic                                            56,797               54,477            55,187               53,632
                                                  ===========          ===========       ===========          ===========

      Diluted                                          56,840               54,552            55,231               53,702
                                                  ===========          ===========       ===========          ===========

SUPPLEMENTAL INFORMATION:

      Retail gallons sold (millions)                    291.9                296.8           1,030.0              1,051.4
      EBITDA (c) (d)                              $    92,236          $    86,427       $   221,693          $   257,691
      Distributable cash (c)                           67,892               59,405           158,812              151,647
      Capital expenditures:
        Maintenance capital expenditures                5,425                6,519            18,167               23,501
        Growth capital expenditures                    12,660               14,617            41,399               44,877

(a) Net income and net income per limited partner unit for the three and twelve months ended December 31, 2004 include a gain of $7,107 and $0.13, respectively, recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6") the Partnership calculates net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.09) and $(0.03) for the three months ended December 31, 2005 and 2004, respectively.

(c) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.


                                       1
 (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


(continued)

Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures and excluding losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay quarterly distributions. The Partnership's definition of distributable cash may be different from that used by other entities.

The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                         Three Months Ended              Twelve Months Ended
                                             December 31,                    December 31,
                                      -------------------------       -------------------------
                                         2005            2004            2005            2004
                                      ---------       ---------       ---------       ---------
Net income                            $  55,013       $  44,291       $  71,567       $  92,996
Income tax (benefit) expense                 51           2,315            (750)          1,877
Interest expense                         18,919          20,503          78,316          82,543
Depreciation                             16,951          17,922          67,137          75,053
Amortization                              1,302           1,396           5,423           5,222
                                      ---------       ---------       ---------       ---------
EBITDA                                   92,236          86,427         221,693         257,691
Interest expense                        (18,919)        (20,503)        (78,316)        (82,543)
Maintenance capital expenditures         (5,425)         (6,519)        (18,167)        (23,501)
Loss on extinguishment of debt               --              --          33,602              --
                                      ---------       ---------       ---------       ---------
Distributable cash                    $  67,892       $  59,405       $ 158,812       $ 151,647
                                      =========       =========       =========       =========


(d) The following table includes a reconciliation of forecasted net income to forecasted EBITDA for the fiscal year ending September 30, 2006:

                                                                      Forecast
                                                                       Fiscal
                                                                        Year
                                                                       Ending
                                                                   September 30,
                                                                        2006
                                                                   -------------
Net income (estimate)                                                 $ 98,000
Interest expense (estimate)                                             73,000
Depreciation (estimate)                                                 68,000
Amortization (estimate)                                                  5,000
Loss on early extinguishment of debt (estimate)                         16,000
                                                                      --------
EBITDA (estimate)                                                     $260,000
                                                                      ========


                                       2